Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)


The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
01-12-2015

Security Type:
BND/CORP

Issuer
American International Group, Inc. (2055)
Selling Underwriter
Citigroup Global Markets Inc.

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc., J.P. Morgan
Securities LLC, U.S. Bancorp Investments,
Inc., Wells Fargo Securities, LLC, BNP
Paribas Securities Corp., Deutsche Bank
Securities Inc., HSBC Securities (USA)
Inc., Morgan Stanley & Co. LLC, ANZ
Securities, Inc., Lloyds Securities Inc.,
Mizuho Securities USA Inc., nabSecurities,
LLC, Santander Investment Securities Inc.,
Scotia Capital (USA) Inc., SG Americas
Securities, LLC, SMBC Nikko Securities
America, Inc., Standard Chartered Bank,
UniCredit Capital Markets LLC, ING
Financial Markets LLC, Natixis Securities
Americas LLC, PNC Capital Markets LLC,
Sandler O'Neill & Partners, L.P.

Transaction Details
Date of Purchase
01-12-2015

Purchase
Price/Share(per share / % of par)
$99.550
Total Commission, Spread or Profit
0.875%

1.  Aggregate Principal Amount Purchased
(a+b)
$73,125,000
a.  US Registered Funds (Appendix
attached with individual
Fund/Client purchase)
$23,442,000
b.  Other BlackRock Clients
$49,683,000
2.  Aggregate Principal Amount of
Offering
$800,000,000
Fund Ratio [Divide Sum of #1 by #2]Must
be less than 0.25
0.09140

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering  [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering  [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]S
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date
01-14-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date
01-14-2015

Global Syndicate Team Member